Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of uniQure N.V. of our report dated February 28, 2019 relating to the financial statements, which appears in uniQure N.V.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands

July 20, 2021